                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                         PREMISYS COMMUNICATIONS, INC.
                                       AT
                              $10.00 NET PER SHARE
                                       BY
                            ZHONE ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                            ZHONE TECHNOLOGIES, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON MONDAY, NOVEMBER 29, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                October 27, 1999

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase dated October 27, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended and supplemented from time to time, constitute the "Offer") relating to an offer by Zhone Acquisition Corp., a Texas corporation ("Purchaser") and a wholly owned subsidiary of Zhone Technologies, Inc., a Delaware corporation ("Parent"), to purchase any and all outstanding shares of common stock, par value $.01 per share (the "Common Stock"), and the associated rights issued pursuant to the Rights Agreement between Premisys Communications, Inc. and ChaseMellon Shareholder Services, L.L.C., dated September 18, 1998 (the "Associated Rights") (the Common Stock and Associated Rights are together referred to as the "Shares"), of Premisys Communications, Inc., a Delaware corporation (the "Company"), at a purchase price of $10.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to ChaseMellon Shareholder Services, L.L.C. (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

    WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase.

    Your attention is directed to the following:

        1. The tender price is $10.00 per Share, net to the seller in cash, without interest thereon.

        2.  The Offer is made for all of the outstanding Shares.

        3. The Board of Directors of the Company has unanimously approved the Merger Agreement (as defined below) and the transactions contemplated thereby, including the Offer and the Merger (as defined below), has determined that the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders, and RECOMMENDS that the holders of Shares accept the Offer and tender their Shares pursuant to the Offer.

        4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of October 20, 1999, by and among Parent, Purchaser and the Company (the "Merger Agreement"), which provides that subsequent to the consummation of the Offer, the Company will merge with and into Purchaser (the "Merger"). Notwithstanding the foregoing, the Merger Agreement provides that Parent may elect at any time prior to the Merger to merge Purchaser with and into the Company instead of merging the Company with and into Purchaser as provided above. At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company and each Share owned by Parent, Purchaser, or any direct or indirect subsidiary of Parent or of the Company and other than Shares, if any held by stockholders who have not voted in favor of or consented to the Merger and who have delivered a written demand for appraisal of such Shares in accordance with the Delaware law ("Dissenting Shares")) will be cancelled, extinguished and converted into and represent the right to receive $10.00 (or such other price that may be paid for each Share pursuant to the Offer, if amended) in cash, without interest thereon (the "Merger Consideration").

        5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, November 29, 1999, unless the Offer is extended.

        6. The Offer is conditioned upon, among other things, (i) there having been validly tendered, and not properly withdrawn, pursuant to the Offer that number of Shares representing at least 75% of all outstanding Shares on a fully diluted basis, (ii) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the satisfaction of certain other terms and conditions set forth in the Offer to Purchase.

    The Offer is made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with any such state statute or seek to have each statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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
          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                         PREMISYS COMMUNICATIONS, INC.
                                       BY
                            ZHONE ACQUISITION CORP.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 29, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended and supplemented from time to time, constitute the "Offer") relating to an offer by Zhone Acquisition Corp., a Texas corporation ("Purchaser") and a wholly owned subsidiary of Zhone Technologies, Inc., a Delaware corporation ("Parent"), to purchase any and all outstanding shares of common stock, par value $.01 per share (the "Common Stock"), and the associated rights issued pursuant to the Rights Agreement between Premisys Communications, Inc. and ChaseMellon Shareholder Services, L.L.C., dated September 18, 1998 (the "Associated Rights") (the Common Stock and Associated Rights are together referred to as the "Shares"), of Premisys Communications, Inc., a Delaware corporation (the "Company"), at a purchase price of $10.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

    This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

-------------------------------------------

  Number of Shares to be Tendered*

  _____________________________________________________________________ Shares

  Dated _______________________________________________________________ , 1999
-------------------------------------------

-------------------------------------------

                                   SIGN HERE

  ____________________________________________________________________________

  ____________________________________________________________________________

                                  Signature(s)

   __________________________________________________________________________

                              Please print name(s)

   __________________________________________________________________________

                                    Address

   __________________________________________________________________________

                         Area Code and Telephone Number

   __________________________________________________________________________

                  Tax Identification or Social Security Number

-----------------------------------------------------

    THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

    THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.

------------------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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